Exhibit 10.7

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective the 10th day of August, 2009

AMONG:

INSIGHTFULMIND LEARNING, INC., a company incorporated under the laws of Canada and having registered office at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

(hereinafter called “IMC”)

OF THE FIRST PART

AND:

CORONUS ENERGY CORP., a company incorporated under the laws of the state of Delaware and having a registered office at 14446 North Bluff Road, White Rock, British Columbia, V4B 3C8.

(hereinafter called “Coronus”)

OF THE SECOND PART

AND:

JEFFERSON THACHUK, an individual, having a place of residence at 1120 Martin Street, White Rock, British Columbia, V4B 3V7

(hereinafter called “Thachuk”)

OF THE THIRD PART

AND:

MARK BURGERT, an individual, having a place of residence at 14446 North Bluff Road, White Rock, British Columbia, V4B 3C8

(hereinafter called “Burgert”)

OF THE FOURTH PART

AND:

RAVEN KOPELMAN, an individual, having a place of residence at 2980 152A Street, Surrey, British Columbia, V4P 1G7

(hereinafter called “Kopelman”)

OF THE FIFTH PART

AND:

DAVID HOLMES, an individual, having a place of residence at 352 Holborn Street, Coquitlam, British Columbia, V3K 4E5

(hereinafter called “Holmes”)

OF THE SIXTH PART

AND:

KENNETH BOGAS, an individual, having a place of residence at 5212 6th Avenue, Delta, British Columbia, V4M 1L5

(hereinafter called “Bogas”)

OF THE SEVENTH PART

AND:

JOHN OMIELAN, an individual, having a place of residence at 3981–A Kingsway Street, Burnaby, British Columbia, V5H 1Y7

(hereinafter called “Omielan”)

OF THE EIGHTH PART

WHEREAS:

A.	Coronus is a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California (the "Business");

B.	Burgert is the President, Secretary, Treasurer and sole director of Coronus and the owner of the Coronus Share;

C.         Burgert is the owner of 250,000 common shares in the capital of IMC (the "Burgert Shares");

D.         Thachuk is the owner of 3,275,000 common shares in the capital of IMC;

E.         The Optionees are the owners of the IMC Stock Options;

F.	IMC has offered to purchase from Burgert and Burgert has agreed to sell to IMC the Coronus Share on the terms and conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)	"Agreement" means this Share Purchase Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)	“Acquisition” means the acquisition of Coronus Share by IMC, pursuant to which Coronus will become a wholly-owned subsidiary of IMC;

(c)	“Business Day” means any day excepting a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(d)	"Closing" means the completion of the sale to and purchase by IMC of the Coronus Share under this Agreement;

(e)	“Closing Date” means the date on which the Closing occurs;

(f)	"Coronus Financial Statements" means the audited financial statements of Coronus for the period ended June 30, 2009;

(g)	"Coronus Share" means one common share in the capital of Coronus, being all of Coronus' currently issued and outstanding share capital as at the date hereof;

(h)	"IMC Stock Options" means the stock options of IMC listed in Schedule "A" hereto, being all of the issued and outstanding stock options of IMC as at the date hereof;

(i)	"Optionees" means, collectively, Thachuk, Kopelman, Holmes, Bogas and Omielan;

(j)	"OTCBB" means the Over-The-Counter Bulletin Board;

(k)	"Quarter" means a period commencing on the day immediately following a Quarter End, and finishing on the subsequent Quarter End;

(l)	"Quarter End" means, in a given year, March 31, June 30, September 30, and December 31 of that year; and

(m)	"Thachuk Shares" means the balance of 2,262,500 common shares in the capital of IMC held by Thachuk, after giving effect to the Transfer in accordance with this Agreement.

1.2	Singular, Plural, etc.

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.4	Organization and Headings

The division of this Agreement into Articles and Sections and the insertion of recitals and headings herein are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made.

1.5	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

1.6	Incorporation of Schedules

The following schedules are attached to and form part of this Agreement:

Schedule "A" – Insightfulmind Learning, Inc. – Outstanding Stock Options

2.	PURCHASE AND SALE

2.1	Purchase and Sale

Based on the representations and warranties contained in this Agreement and subject to the terms and conditions hereof, Burgert agrees to sell, assign and transfer to IMC and IMC agrees to purchase from Burgert, the Coronus Share effective as of and from the Closing Date, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2	Purchase Price

(a)
Burgert will sell the Coronus Share to IMC for consideration of IMC issuing 1,000,000 common shares, at a deemed value of $0.05 per common share, (the “Purchase Shares”) to Burgert on the Closing Date. If prior to Closing, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of Purchase Shares issued, and their deemed value, shall be adjusted proportionately.

(b)	Burgert acknowledges that the Purchase Shares will be subject to the Escrow Agreement.

2.3	Burgert Engagement and Options

On the Closing Date, upon completion of the Acquisition, IMC will:

(a)	engage Burgert as a consultant to IMC; and,

(b)	in consideration for this engagement, issue to Burgert:

(i)	75,000 stock options entitling Burgert to acquire 75,000 common shares of IMC at a price of $0.13 per share until April 22, 2015; and

(ii)	100,000 stock options entitling Burgert to acquire 100,000 common shares of IMC at a price of $0.13 per share until March 31, 2016;

(collectively, the "Burgert Options").  The Burgert Options will not be subject to any vesting provisions. If prior to Closing, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number and exercise price of the Burgert Options granted pursuant to section 2.3(b) shall be adjusted proportionately.

2.4	Share Transfer

(a)
In consideration of Burgert paying $1.00 to Thachuk, Thachuk will, and does hereby agree to, transfer (the "Transfer") 1,012,500 common shares in the capital of IMC (the "Transfer Shares") to Burgert not less than 61 days prior to the Closing Date. If prior to the Transfer, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of Transfer Shares transferred shall be adjusted proportionately.

(b)	Burgert acknowledges that the Transfer Shares will be subject to the Escrow Agreement.

2.5	Restrictions on Transfer

(a)
IMC acknowledges and agrees that as Coronus is not a “reporting issuer” (or equivalent thereof) in any jurisdiction of Canada, the Coronus Share is subject to an indefinite restriction on resale (i.e., a “hold period”) under applicable Canadian securities laws and IMC will not be able to resell the Coronus Share until expiration of the applicable hold period (which hold period will not commence to run until Coronus has become a "reporting issuer" in a jurisdiction of Canada (which Coronus has no obligation to become)) other than in accordance with limited exemptions under applicable securities legislation and regulatory policy.

(b)
Burgert acknowledges and agrees that the Purchase Shares and the Transfer Shares will be subject to restrictions on resale and transfer in accordance with applicable securities laws.  Burgert further acknowledges and agrees that the Purchase Shares and the Transfer Shares may be subject to additional resale restrictions based upon Burgert’s jurisdiction of residence and the jurisdiction of residence of any proposed transferee of the Purchase Shares or the Transfer Shares, and it is Burgert’s responsibility to find out what these restrictions are and comply with same before selling, transferring or otherwise disposing of the Purchase Shares or the Transfer Shares.  Burgert acknowledges and agrees that the certificates representing the Purchase Shares and the Transfer Shares will bear such legends as is required with respect to any such restrictions on resale and transfer.

2.6	Escrow Agreement

On the Closing Date, IMC, Thachuk, and Burgert will enter into an escrow agreement (the "Escrow Agreement") pursuant to which the Purchase Shares, the Transfer Shares, the Burgert Shares and the Thachuk Shares (collectively, the "Escrowed Shares") will be escrowed.  The Escrowed shares will be releasable quarterly on each Quarter End on the following basis:

(a)	For each $1.00 in revenue earned by Coronus and IMC in a given Quarter, one Escrowed Share will be released to Burgert and one Escrowed Share will be released to Thachuk.

If prior to entering into the Escrow Agreement, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of the Escrowed Shares and the MB Shares and JT Shares releasable pursuant to section 2.6(a) shall be adjusted proportionately.

2.7	Transaction Expenses

IMC will bear all costs and expenses incurred by the each of the parties to this Agreement in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, IMC will pay the costs to prepare the Coronus Financial Statements.

2.8	Confidentiality

(a)
Unless and until the transactions contemplated in this Agreement have been completed, or this Agreement has been terminated, except with the prior written consent of the other parties, each of the parties hereto and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

(b)	All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not consummated.

3.	REPRESENTATIONS AND WARRANTIES OF CORONUS

Coronus represents and warrants to IMC (and acknowledges that IMC is relying upon such representations and warranties in connection with the purchase by IMC of the Coronus Share) that as at the date of this Agreement and the Closing Date:

3.1	It has been duly incorporated and organized and is validly subsisting under the laws of Delaware.

3.2	It has the corporate power to carry on the Business.

3.3	The authorized capital of Coronus consists of 1,500 shares of no par common voting stock.

3.4	The Coronus Share represents all of Coronus' current issued and outstanding share capital and has been validly issued and is outstanding in compliance with all applicable corporate laws.

3.5
The books and records of Coronus fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Coronus as at the date hereof, and all material financial transactions of Coronus relating to the Business have been accurately recorded in such books and records.

3.6
To its knowledge, Coronus is conducting and will continue to conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is or will be carried on and Coronus is not in material breach of any such laws, rules or regulations in California (being the only jurisdiction in which Coronus carries on or proposes to carry on the Business).

3.7	It has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

3.8
It has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and to complete the Acquisition.

3.9
No action or proceeding has been commenced or filed by or against Coronus which seeks or may lead to receivership, bankruptcy, a consumer proposal or any other similar proceeding in respect of Coronus, the adjustment, compromise or composition of claims against Coronus or the appointment of a trustee, receiver, liquidator, custodian, or other similar officer for Coronus or any portion of its assets. No such action or proceeding has been authorized or is being considered by or on behalf of Coronus and no creditor or equity security holder of Coronus has, to the knowledge of Coronus, threatened to commence or advise that it may commence, any such action or proceeding.

3.10
There are not any actions, suits or proceedings, pending or threatened against or affecting Coronus, or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Coronus is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.11
The Coronus Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Coronus as at the date thereof and there will not be, as at the Closing Date, any material adverse change in its assets or financial condition or material increase in such liabilities from that shown in the most recent financial statements.

3.12
Coronus has made full disclosure to IMC of all aspects of the Business and has made all of its books and records available to the representatives of IMC in order to assist IMC in the performance of its due diligence investigations and there are not any material facts in relation to the Business or Coronus that have not been disclosed to IMC.

3.13	All information, records and data furnished to IMC, its representatives and legal counsel pursuant to this Agreement, are, to Coronus’ knowledge, accurate in all material respects.

3.14	Coronus has been advised to, and has been given the opportunity to seek independent legal advice regarding the Acquisition and the subject matter of this Agreement.

3.15
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute a breach or a default under any agreement to which it is a party or by which it is bound.

3.16	This Agreement has been duly executed and delivered by Coronus and the Agreement will constitute a legal, valid and binding obligation of Coronus enforceable in accordance with its terms.

4.	REPRESENTATIONS AND WARRANTIES OF BURGERT

4.1	Burgert hereby represents and warrants to IMC (and acknowledges that IMC is relying upon such representations and warranties in entering into this Agreement) that as follows:

(a)
Burgert has or will have on the Closing Date good, marketable, beneficial and recorded title to the Coronus Share, free of any encumbrances, and Burgert has good right, full power and absolute authority to Sell the Coronus Share to IMC in the manner as provided in this Agreement; and

(b)
This Agreement has been duly executed and delivered by Burgert and the Agreement will constitute a legal, valid and binding obligation of Burgert enforceable against Burgert in accordance with its terms.

5.	REPRESENTATIONS AND WARRANTIES OF IMC

IMC represents and warrants to Coronus and Burgert (and acknowledges that Coronus and Burgert are relying upon such representations and warranties in entering into this Agreement) that as at the date of this Agreement and the Closing Date:

5.1	IMC has been duly incorporated and organized and is validly subsisting under the laws of Canada.

5.2
The authorized capital of IMC consists of an unlimited number of common shares without par value of which, immediately prior to Closing, 6,771,293 common shares are issued and outstanding. If prior to Closing, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of common shares issued and outstanding shall be adjusted proportionately.

5.3
Other than the IMC Stock Options, no person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued securities or ownership interests of IMC.

5.4	IMC is a reporting issuer under applicable United States securities laws and is in good standing with respect to material filings required to be made under such statutes;

5.5
IMC's common shares are listed and posted for trading on the OTCBB and IMC is not in material breach of any regulation, by-law or policy of, or any of the terms and conditions of its listing on, the OTCBB applicable to IMC or its operations.

5.6	IMC has the corporate power to carry on the business as now being conducted and is proposed to be conducted by it.

5.7
The books and records of IMC fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of IMC as at the date hereof, and all material financial transactions of IMC have been accurately recorded in such books and records.

5.8
To its knowledge, IMC is conducting and will continue to conduct the business carried on by it in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is or will be carried on and IMC is not in material breach of any such laws, rules or regulations in any jurisdiction in which IMC carries on or proposes to carry on business.

5.9	It has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

5.10
It has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement.

5.11
All necessary corporate actions will at Closing have been duly taken by the IMC to authorize the creation, allotment and issue of the Purchase Shares and upon issuance, the Purchased Shares will have been duly and validly allotted and issued as fully paid and non-assessable common shares in the capital of the IMC.

5.12
No action or proceeding has been commenced or filed by or against IMC which seeks or may lead to receivership, bankruptcy, a consumer proposal or any other similar proceeding in respect of IMC, the adjustment, compromise or composition of claims against IMC or the appointment of a trustee, receiver, liquidator, custodian, or other similar officer for IMC or any portion of its assets. No such action or proceeding has been authorized or is being considered by or on behalf of IMC and no creditor or equity security holder of IMC has, to the knowledge of IMC, threatened to commence or advise that it may commence, any such action or proceeding.

5.13
There are not any actions, suits or proceedings, pending or threatened against or affecting IMC, or affecting its businesses, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and IMC is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

5.14
IMC's most recent annual and quarterly financial statements filed on www.edgar.com present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of IMC as at the date thereof and there will not be, as at the Closing Date, any material adverse change in its assets or financial condition or material increase in such liabilities from that shown in the most recent financial statements.

5.15
IMC has made full disclosure to Coronus and Burgert of all aspects of the business carried on by it and has made all of its books and records available to Burgert and to the representatives of Coronus in order to assist them in the performance of their due diligence investigations and there are not any material facts in relation to IMC that have not been disclosed to Burgert and Coronus.

5.16	All information, records and data furnished to Coronus, its representatives and legal counsel pursuant to this Agreement, are, to IMC’s knowledge, accurate in all material respects.

5.17
No consents of, filings with or approval of any governmental or regulatory body or authority is required for the purchase of the Coronus Share by IMC other than those presently held or obtained by IMC which are in full force and effect.

5.18
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute a breach or a default under any agreement to which it is a party or by which it is bound.

5.19	This Agreement has been duly executed and delivered by IMC and the Agreement will constitute a legal, valid and binding obligation of IMC enforceable against IMC in accordance with its terms.

6.	REPRESENTATIONS AND WARRANTIES OF THACHUK

6.1	Thachuk hereby represents and warrants to Burgert (and acknowledges that Burgert is relying upon such representations and warranties in entering into this Agreement) that as follows:

(a)
Thachuk has or will have on the date on which the Transfer occurs, marketable, beneficial and recorded title to the Transfer Shares, free of any encumbrances, and Thachuk has good right, full power and absolute authority to transfer the Transfer Shares to Burgert in the manner as provided in this Agreement; and

(b)
This Agreement has been duly executed and delivered by Thachuk and the Agreement will constitute a legal, valid and binding obligation of Thachuk enforceable against Thachuk in accordance with its terms.

7.	REPRESENTATIONS AND WARRANTIES OF THE OPTIONEES

7.1
Each of the Optionees jointly and severally represent and warrant to IMC and Burgert (and acknowledge that IMC and Burgert are relying upon such representations and warranties in entering into this Agreement) that as at the date of this Agreement and the Closing Date:

(a)
The Optionee has or will have as at the date of this Agreement, good, marketable, beneficial and recorded title to the IMC Stock Options listed opposite their respective name in Schedule "A" hereto, free of any encumbrances; and

(b)
This Agreement has been duly executed and delivered by the Optionee and the Agreement will constitute a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms.

8.	ACTS IN CONTEMPLATION OF CLOSING

The parties covenant and agree with each other to do or cause to be done the following prior to or on the Closing Date:

8.1	Kopelman will, and does hereby agree to return to IMC, for cancellation the following IMC Stock Options (collectively, the "Kopelman Options"):

(a)	75,000 IMC Stock Options exercisable at $0.14 until January 19, 2012;

(b)	75,000 IMC Stock Options exercisable at $0.13 until April 22, 2015; and

(c)	90,000 IMC Stock Options exercisable at $0.13 until March 31, 2016.

8.2	Holmes will, and does hereby agree to return to IMC, for cancellation 95,000 IMC Stock Options exercisable at $0.13 until May 4, 2017 (the "Holmes Options").

8.3	Bogas will, and does hereby agree to return to IMC, for cancellation 95,000 IMC Stock Options exercisable at $0.13 until March 30, 2017 (the "Bogas Options").

8.4	Omielan will, and does hereby agree to return to IMC, for cancellation 22,500 IMC Stock Options exercisable at $0.21 until May 9, 2017 (the "Omielan Options").

8.5
If prior to the cancellation of the Kopelman Options, the Holmes Options, the Bogas Options and/or the Omielan Options, there shall be a reclassification of IMC's common shares, a change in IMC's common shares into other shares or securities, a subdivision or consolidation of IMC's common shares into a greater or lesser number of common shares, or any other capital reorganization, the respective number of the Kopelman Options, the Holmes Options, the Bogas Options and/or the Omielan Options cancelled pursuant to sections 8.1, 8.2, 8.3, and 8.4 respectively shall be adjusted proportionately.

8.6	IMC will:

(a)	use its commercially reasonable best efforts to obtain shareholder approval for the issuance of the Purchase Shares to Burgert;

(b)	use its commercially reasonable best efforts to conduct and complete it's due diligence review of Coronus and the Business; and,

(c)	cancel the Kopelman Options, the Holmes Options, the Bogas Options and the Omielan Options.

8.7	Thachuck will, not less than 61 days prior to the Closing Date, complete the Transfer of the Transfer Shares to Burgert.

8.8	Coronus and Burgert will:

(a)	use their commercially reasonable best efforts to conduct and complete their due diligence review of IMC;

(b)	appoint Thachuk to Coronus' board of directors;

(c)	appoint Thachuk as Coronus' Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer;

(d)	assist in the preparation of the Coronus Financial Statements; and

(e)	deliver the Coronus Financial Statements to IMC.

9.	CONDITIONS OF CLOSING

9.1	IMC’s Conditions

The obligation of IMC to complete the Acquisition contemplated herein is subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent, unless waived in writing by IMC:

(a)
Coronus and Burgert's Warranties and Covenants.  At the Closing Date, each of Coronus, and Burgert shall have executed, delivered and performed all agreements and documents on their part to be performed hereunder; all representations and warranties contained in Sections 3 and 4, respectively, shall be true at the Closing Date in all material respects, with the same effect as if made on and as of such date.

(b)
Compliance. All of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by Burgert and Coronus at or before the Closing Date shall have been complied with or performed in all material respects by Burgert and Coronus on or before the Closing Date.

(c)
No Material Change.  Except as otherwise disclosed to IMC, at the Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), of the assets, liabilities, capitalization or business of Coronus from that as set forth in the Coronus Financial Statements, in this Agreement or as otherwise disclosed to IMC in writing prior to the date of this Agreement.

(d)	Transfer. The Transfer shall have been completed not less than 61 days prior to the Closing Date.

(e)	Shareholder Approval. At the Closing Date, the issuance of the Purchase Shares to Burgert will have been approved by a special resolution of IMC's shareholders.

(f)
Corporate Proceedings.  At the Closing Date, all necessary steps and corporate proceedings, shall have been taken by Burgert and Coronus, as applicable, to permit the Coronus Share to be sold, assigned and transferred to IMC.

(g)
Closing Documents.  At the Closing Date, Burgert shall have executed and delivered to IMC all documents as IMC may reasonably request for the purposes of effecting the sale of the Coronus Share to IMC in accordance with the terms of this Agreement.

(h)	Coronus Financial Statements. At the Closing Date, Coronus shall have completed and delivered to IMC, the Coronus Financial Statements.

(i)	Escrow Agreement. Burgert shall have executed and delivered the Escrow Agreement, together with the Burgert Shares to IMC.

(j)
Resignations.  At or before the Closing Date and subject to the other terms and conditions hereof, Burgert shall have delivered to IMC and Thachuk his written resignation as Secretary and Treasurer of Coronus.

If any such conditions shall not be fulfilled or waived in writing by IMC at or prior to the Closing Date, IMC may rescind this Agreement by written notice to Burgert and Coronus and, in such event, IMC and Thachuk and Burgert and Coronus shall be released from all obligations hereunder.

9.2	Burgert’s Conditions

The obligation of Burgert to complete the sale of the Coronus Share to IMC as contemplated herein is subject to the fulfillment, on or before the Closing Date, of the following conditions precedent, unless waived in writing by Burgert.

(a)
Purchaser's Representations, Warranties and Covenants.  At the Closing Date, each of IMC and Thachuk shall have executed, delivered and performed all agreements and documents on their part to be performed hereunder; all representations and warranties contained in Sections 5 and 6, respectively, shall be true at the Closing Date, with the same effect as if made on and as of such date .

(b)
Compliance.  All of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by IMC and Thachuk at or before the Closing Date shall have been complied with or performed by IMC and Thachuk on or before the Closing Date.

(c)
No Material Change.  At the Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), of the assets, liabilities, capitalization or business of IMC from that as set forth in IMC's most recent annual and interim financial statements, in this Agreement or as otherwise disclosed to Burgert in writing prior to the date of this Agreement.

(d)
Corporate Proceedings.  At the Closing Date, all necessary steps and corporate proceeding shall have been taken by IMC to permit the Purchase Shares to be duly issued to Burgert in accordance with the terms hereof.

(e)	Transfer. The Transfer shall have been completed not less than 61 days prior to the Closing Date.

(f)	Shareholder Approval. At the Closing Date, the issuance of the Purchase Shares to Burgert will have been approved by a special resolution of IMC's shareholders.

(g)	Escrow Agreement. At the Closing Date, Thachuk shall have executed and delivered the Escrow Agreement, together with the Thachuk Shares and the Transfer Shares, to IMC.

If any such conditions shall not be fulfilled or waived in writing by Burgert at or prior to the Closing Date, Burgert may rescind this Agreement by written notice to IMC and Thachuk and, in such event, IMC and Thachuk and Burgert, and Coronus shall be released from all obligations hereunder.

9.3	Rescission and Termination

(a)
Satisfaction of Conditions.  All of the parties hereto covenant and agree with the other parties hereto to use all commercially reasonable efforts until the Closing Date to take or refrain from taking any actions with the intent that the conditions precedent, as set forth in Section 8 hereof, shall be satisfied and all covenants and agreements herein made by them shall have been performed.

(b)
Consequences of Rescission.  In the event this Agreement is rescinded and terminated pursuant to the provisions of Section 9.1 or Section 9.2 hereof, each party hereto shall be released from all obligations hereunder and each party hereto shall take all reasonable actions to return the other parties to the position relative to the Acquisition and this Agreement which such party occupied prior to the execution hereof.

10.	CLOSING ARRANGEMENTS

10.1	The closing shall take place on the Closing Date at the offices of Anfield Sujir Kennedy & Durno, counsel to IMC, in the city of Vancouver, British Columbia.

10.2	At Closing, upon fulfilment of all the conditions set out in Section 9 which have not been waived in writing by IMC, Thachuk or Burgert, as the case may be:

(a)	Burgert shall deliver to IMC:

(i)	a certificate representing the Coronus Share duly registered in IMC’s name;

(ii)	a copy of the Escrow Agreement, executed by Burgert;

(iii)	the Transfer Shares; and

(iv)	the Burgert Shares.

(b)	IMC shall deliver to Burgert:

(i)	a certificate representing the Purchase Shares duly registered in Burgert's name;

(c)	Thachuk shall deliver to IMC:

(i)	the Thachuk Shares; and

(ii)	a copy of the Escrow Agreement, executed by Thachuk.

11.	POST CLOSING MATTERS

11.1	On the Closing Date, following the Closing of the Acquisition, IMC shall, subject to board approval, engage Burgert as a consultant to IMC.

11.2	On the Closing Date, following the Closing of the Acquisition, IMC shall, subject to board approval, grant the Burgert Options to Burgert.

11.3
Following Closing, IMC shall use its best efforts to obtain shareholder approval for, and will upon receipt of such shareholder approval, change it's name to "Coronus Solar Inc." or such other name as the shareholders of IMC may approve.

11.4
Following Closing, IMC shall use its best efforts to obtain shareholder approval for, and will upon receipt of such shareholder approval, subdivide the shares of its common stock on the basis of two post-division common shares for each one pre-division common share.

12.	SURVIVAL,

12.1	Survival of Representations and Warranties

(a)	The representations and warranties in Sections 3, 4, 5, 6 and 7 hereof, shall survive the completion of the Acquisition,

(b)
to the extent they have not been fully performed on or prior to the Closing Date, the remaining representations and warranties set forth in Sections 3, 4, 5, 6 and 7 shall continue in full force and effect for a period of one year from the Closing Date.

13.	COMPLIANCE WITH SECURITIES REGULATORY REQUIREMENTS

13.1
The parties acknowledge that IMC may be required under applicable securities laws to prepare and file certain disclosure documents in connection with the completion of the Acquisition and the transaction contemplated under this Agreement and the parties hereby agree assist in the preparation of such documents as required.

14.	LEGAL PROCEEDINGS

14.1
In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

15.	GENERAL PROVISIONS

15.1	Time shall be of the essence of this Agreement.

15.2
This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Coronus Share and the transactions contemplated herein and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

15.3
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither IMC nor Thachuk may assign this Agreement without the written consent of Burgert and Coronus, which consent shall not be unreasonably withheld. Neither Coronus nor Burgert may assign this Agreement without the written consent of IMC and Thachuk, which consent shall not be unreasonably withheld.

15.4
Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on pages 1 and 2 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

15.5
This Agreement may be executed in several counterparts and delivered by telecopier, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

15.6
This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia, and each of the parties hereto irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

	INSIGHTFULMIND LEARNING, INC.		CORONUS ENERGY CORP.

Per:	RAVEN KOPELMAN	Per:	MARK BURGERT
	Signature		Signature

	WITNESSED BY:	)
	Raven Kopelman	)
	Name	)
	2980 152A St., Surrey BC	)
	Address	)
	Software Developer	)	JEFFERSON THACHUK
	Occupation	)	JEFFERSON THACHUK

	WITNESSED BY:	)
	Raven Kopelman	)
	Name	)
	2980 152A St., Surrey BC	)
	Address	)
	Software Developer	)	MARK BURGERT
	Occupation	)	MARK BURGERT

	WITNESSED BY:	)
	Jeff Thachuk	)
	Name	)
	1120 Martin St. White Rock, BC	)
	Address	)
	Builder / Business Man	)	RAVEN KOPELMAN
	Occupation	)	RAVEN KOPELMAN

WITNESSED BY:	)
Raven Kopelman	)
Name	)
2980 152A St., Surrey BC	)
Address	)
Software Developer	)	DAVID HOLMES
Occupation	)	DAVID HOLMES

WITNESSED BY:	)
Jeff Thachuk	)
Name	)
1120 Martin St. White Rock, BC	)
Address	)
Builder / Business Man	)	KENNETH BOGAS
Occupation	)	KENNETH BOGAS

WITNESSED BY:	)
Jeff Thachuk	)
Name	)
1120 Martin St. White Rock, BC	)
Address	)
Builder / Business Man	)	JOHN OMIELAN
Occupation	)	JOHN OMIELAN

SCHEDULE "A"

INSIGHTFULMIND LEARNING INC.

Outstanding Stock Options
(as at August 10, 2009)

Optionee:	Number of Options	Exercise Price (US)	Expiry Date
Jefferson Thachuk	75,000	$0.13	April 22, 2015
	100,000	$0.13	March 31, 2016
Raven Kopelman	75,000	$0.14	January 19, 2012
	75,000	$0.13	April 22, 2015
	100,000	$0.13	March 31, 2016
David Holmes	100,000	$0.13	May 4, 2017
Kenneth Bogas	100,000	$0.13	March 30, 2017
John Omielan	25,000	$0.21	May 9, 2012
TOTAL	650,000